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[LETTERHEAD]

          KPMP LLP
          Chartered Accountants
          Box 10426 777 Dunsmuir Street                 Telephone (604) 691 3000
          Vancouver BC V7Y 1K3                          Telefax (604) 691 3031
          Canada                                        www.kpmg.ca




                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The Board of Directors
Braintech, Inc.

We consent to the use of our report dated February 10, 2000, except as to note 11 which is as of February 21, 2000, relating to the consolidated balance sheets of Braintech, Inc. as at December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception on January 3, 1994 to December 31, 1999 included in the registration statement on Form S-1, of Braintech, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Chartered Accountants

Vancouver, Canada
March 8, 2000